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Exhibit 99.1

Dear Stockholder:

        Your vote is important and Patina Oil & Gas Corporation encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

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  To submit your proxy electronically via the Internet, go to the Website: http://[                        ] and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

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  To submit your proxy by telephone, use a touch-tone telephone and call [                        ]. You must use the control number printed in the box on the reverse side of this card.

        Also if you have any questions or need assistance in voting, please call Georgeson Shareholder Communications, Inc., toll free at 1-800-[            ]. Stockholders calling from outside the U.S. and Canada can call collect at 1-[            ].

PROXY
PATINA OIL & GAS CORPORATION
1625 Broadway, Suite 2000, Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder(s) of Patina Oil & Gas Corporation ("Patina") hereby constitute(s) and appoint(s) Thomas J. Edelman, David J. Kornder & Michael N. Stefanoudakis and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Patina, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Patina to be held on, 2005, at [    ], at 9:00 AM, Denver, Colorado time, and at any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

IMPORTANT—PLEASE SIGN AND RETURN IMMEDIATELY
(Continued on the reverse side)

[Patina Logo]
VOTE BY TELEPHONE
Have your proxy card available and call Toll-Free at [ ] using a touch-tone telephone. You will be prompted to enter your control number, which is listed below and acts as your electronic signature. Follow the simple telephone prompts presented to record your vote.
Special Meeting of Stockholders PATINA OIL & GAS CORPORATION [ ], 2005
VOTE BY INTERNET
Have your proxy card available when you access the website [ ]. You will be prompted to enter your control number, which is listed below and acts as your electronic signature. Follow the simple screen prompts presented to record your vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.		VOTE BY MAIL Please sign and date your proxy card and return it in the postage-paid envelope provided or return it to: [ ]
VOTE BY TELEPHONE Call Toll-Free using a touch-tone telephone: [ ]	VOTE BY INTERNET Access the Website and cast your vote: [ ]	VOTE BY MAIL Sign, date and return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week

Your telephone or Internet vote must be received by 11:59 p.m. [            ], Denver, Colorado time
on [                                  ], to be counted in the final tabulation.
Your Control Number is:
Proxy Card must be signed and dated below.
\*/ Please fold and detach card at perforation before mailing. \*/

SPECIAL MEETING OF STOCKHOLDERS OF
PATINA OIL & GAS CORPORATION
[                        ], 2005
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
—Please detach along perforated line and mail in the envelope provided.—

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
MERGER AGREEMENT AND APPROVAL OF THE MERGER

\*/ Please Detach and Mail in the Envelope Provided \*/

/x/	Please mark your votes as indicated in this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
		FOR APPROVAL OF THE MERGER AGREEMENT	AGAINST APPROVAL OF THE MERGER AGREEMENT	ABSTAIN
1.	TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 15, 2004, BY AND AMONG NOBLE ENERGY, INC., NOBLE ENERGY PRODUCTION, INC. AND PATINA OIL & GAS CORPORATION, PURSUANT TO WHICH PATINA WILL MERGE WITH AND INTO NOBLE ENERGY PRODUCTION, INC.	☐	☐	☐
Date: , 2005

Signature (title, if any)	Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.1